UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada 89109	89109
(Address of principal executive offices)	(Zip Code)

(702) 206-1313

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On March 2, 2022, Planet 13 Holdings Inc. (“Planet 13”) issued common shares and options in connection with the Arrangement (as described and defined below under Item 8.01). The common shares and options were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements of the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval. Following the requisite approval by the shareholders of Next Green Wave Holdings Inc. (“NGW”) at a hearing at which such persons had the right to appear, NGW received a final order from the Supreme Court of British Columbia on March 1, 2022 as to the fairness of the Arrangement. The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On March 2, 2022 (the “Closing Date”), Planet 13 completed its acquisition of NGW. Planet 13 entered into an arrangement agreement (the “Arrangement Agreement”) with NGW on December 20, 2021 pursuant to which Planet 13 agreed to acquire (the “Arrangement”) all of the issued and outstanding common shares of NGW (the “NGW Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia). The Arrangement was approved by the holders of NGW Shares (the “NGW Shareholders”) at a special meeting of NGW Shareholders held on February 25, 2022 and approved by the Supreme Court of British Columbia on March 1, 2022.

Pursuant to the Plan of Arrangement, at 12:01 a.m. (Vancouver time) (the “Effective Time”) on the Closing Date, Planet 13 acquired all of the NGW Shares for a total consideration of approximately C$71,791,700.24 (based on the closing price of the common shares of Planet 13 (the “Planet 13 Shares”) on the Canadian Securities Exchange on February 28, 2022), and NGW then amalgamated with Planet 13. The NGW Shareholders received 0.1145 of one Planet 13 common share (the “Exchange Ratio”) and a nominal cash payment of C$0.0001 for each NGW Share held immediately prior to the Effective Time. As a result, 21,361,002 Planet 13 Shares and C$18,655.92 in cash were issued in exchange for the NGW Shares. In addition, the number of Planet 13 Shares issued to any person pursuant to the Arrangement was rounded down to the nearest whole Planet 13 Share, with a cash consideration paid in lieu of the issuance of such fractional Planet 13 Share of C$3.379 per share, resulting in an aggregate cash-in-lieu consideration of C$77.61.

Based upon the Exchange Ratio, all NGW options to acquire NGW Shares that were outstanding immediately prior to the Effective Time have also been exchanged for Planet 13 options that will entitle the holders to receive, upon exercise thereof, Planet 13 Shares. As a result, 1,106,925 Planet 13 options were issued in exchange for the NGW options.

The foregoing description of the Arrangement Agreement and the Plan of Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which was attached as Exhibit 2.6 to Planet 13’s Amendment No. 2 to Form 10 filed with the United States Securities and Exchange Commission on February 10, 2022.

On the Closing Date, Planet 13 and NGW issued a joint press release announcing the closing of the Arrangement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*

Arrangement Agreement, dated December 20, 2021, between Planet 13 Holdings Inc. and Next Green Wave Holdings Inc. (incorporated by reference to Exhibit 2.6 to Planet 13’s Amendment No. 2 to Form 10 filed with the SEC on February 10, 2022).

99.1	Joint Press Release dated March 2, 2022 (included herewith).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain information has been excluded from this exhibit because it is both (i) not material and (ii) private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: March 4, 2022	By:	/s/ Robert Groesbeck
	Name:	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: March 4, 2022	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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